EXHIBIT 3.135

BY-LAWS

OF

NEW RIDGE MINING COMPANY

ARTICLE I.

Vote of Stockholder

1.1 Written Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting upon execution by the Stockholder or a consent in writing setting forth the action so taken.

1.2 Consent in lieu of Annual Meeting. In lieu of an annual meeting for the election of Directors and transaction of other appropriate business, a consent pursuant to Section 1.1 above shall be executed each year by the Stockholder as of the last Friday in May, if that day is not a legal holiday. If it is, then such consent shall be executed as of the next succeeding day not a legal holiday.

ARTICLE II.

Directors

2.1 General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these By-Laws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of Directors of the Corporation shall be one or more.

2.3 Election and Removal of Directors; Quorum.

(a) Directors shall be elected annually by the Stockholder to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any Director may be removed from office by action of the Stockholder.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire on the date fixed for the expiration of the term of office of the Director to which such Director was so elected.

(d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 MEETINGS OF DIRECTORS.

(a) Meetings of the Board of Directors shall be held at such place within or without the State of Kentucky as the Board may designate.

(b) An annual meeting of the Board of Directors shall be held in each year on the last Friday in May at 10:30 a.m., if that day is not a legal holiday. If it is, the meeting shall be held on the next succeeding day not a legal holiday. Other meetings of the Board of Directors shall be held at time fixed by resolution of the Board, or upon call of the President or any two of the Directors.

(c) The Secretary or officer performing the Secretary’s duties shall give not less than twenty four hours’ notice by letter, telegram or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present and no Director is attending for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

2.5 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

2.6 Committees.

(a) The Board of Directors, by resolution duly adopted, may establish an Executive Committee, a Finance Committee, and such other standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

(b) Regular and special meetings of any Committee established pursuant to this Section may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors.

(c) A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

2.7 Written Consent. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting upon execution by all the Directors of a consent in writing setting forth the action so taken.

ARTICLE III.

Officers

3.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including the Chairman of the Board, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

3.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors, whenever in its judgement the best interests of the Corporation will be served thereby. Vacancies may be filled by the Board of Directors.

3.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

3.4	Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE IV.

Capital Stock

4.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

4.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate thereof, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

4.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of the shares to receive dividends and to vote as such owner.

ARTICLE V.

Miscellaneous Provisions

5.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” the state of incorporation, and the name of the Corporation.

5.2 Fiscal Year. The fiscal year of the Corporation may be fixed and may be changed from time to time by resolution of the Board of Directors. Until the Board of Directors has acted to fix such fiscal year, the fiscal year of the Corporation shall begin on the first day of November and end on the thirty-first day of October of each year.

5.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorize, however, the signature of any such person may be a facsimile.

5.4 Amendment of By-Laws. The Board of Directors may alter, amend or repeal these By-Laws or adopt new By-Laws, subject to repeal or change by action of the Stockholder.

5.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of the Corporation to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

Dated:

NEW RIDGE MINING COMPANY

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of New Ridge Mining Company (the “Corporation”), and acting pursuant to Section 271B.8-210 of the Kentucky Revised Statutes in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ H. Drexel Short
H. Drexel Short

/s/ James D. Slater
James D. Slater